Exhibit (a)(1)(LL)

Form of Proxy                                   GREEN Proxy Card

                                                Your proxy is being solicited by Echo
                                                Pharma Acquisition Limited ("Royalty
                                                Pharma") for use at the Extraordinary
                                                General Meeting of Elan Corporation, plc
                                                to be held at the O'Callaghan Davenport
                                                Hotel, 8/10 Merrion Street Lower, Dublin
                                                2, Ireland at 10:00 a.m. Irish time on
                                                17 June 2013, and at any adjournment
                                                thereof (the "Extraordinary General
                                                Meeting" or "EGM").

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  Form of Proxy - Extraordinary General Meeting of Elan Corporation, plc (the
                              "Company" or "Elan")
                           to be held on 17 June 2013
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Whether or not you wish to attend the Extraordinary General Meeting, you should detach, complete, sign and date the attached Form of Proxy in accordance with the instructions set out thereon and return it to Capita Registrars (Ireland)
Limited, PO Box 7117, Dublin 2, Ireland (by post using the enclosed reply-paid envelope) or to Capita Registrars (Ireland) Limited, 2 Grand Canal Square,
Dublin 2, Ireland (by hand) so as to be received by no later than 1:00 p.m.
(Irish time) on 14 June 2013 to allow Capita on behalf of Royalty Pharma to present the form of proxy to the Registrar of Elan by Elan's proxy closing time. The return of the Form of Proxy will not prevent you from attending the
Extraordinary General Meeting and voting in person should you wish to do so.

Explanatory Notes:

1. Every shareholder has the right to appoint some other person(s) of choice, who need not be a shareholder, as his/her proxy to exercise all or any of his/her rights, to attend, speak, ask questions, propose resolutions and vote on his/her behalf at the EGM. If you wish to appoint a person other than the
Royalty Pharma representatives named on the form as your proxy, please insert the name of your proxy holder in the space provided on the attached Form of
Proxy.

2. A shareholder may appoint more than one proxy to attend, speak, ask questions, propose resolutions and vote at the meeting provided each proxy is appointed to exercise rights attached to different shares held by that shareholder. To appoint more than one proxy, additional Forms of Proxy may be obtained by contacting Capita Registrars (Ireland) Limited at +353-1-553-0090
or you may photocopy the attached form.  Please indicate in the box next to the proxy holder's name on the attached Form of Proxy the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by ticking the box provided if the proxy instruction is one of multiple instructions being given. If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name on the attached Form of Proxy the number of shares in relation to which they are authorised to act as your proxy. If left blank your proxy will be deemed to be authorised in respect of your full voting entitlement (or if this proxy form has been issued in respect of a designated account for a shareholder, the full voting entitlement for that designated account).  All Forms of Proxy must be signed and should be returned together in the same envelope. Where a poll is taken at the EGM, a shareholder, present in person or by proxy, holding more than one share is not required to cast all their votes in the same way.

3. To be effective, the completed Form of Proxy together with any power of attorney or other authority under which it is executed, or a notarially certified copy thereof, must be deposited with the Registrar of Elan before the proxy closing time set by Elan of 10:00 a.m. (Irish time) on 15 June 2013.

4. The 'Vote Withheld' option overleaf is provided to enable you to abstain from the resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the "For" and "Against" votes on the resolution.

5. Pursuant to section 134A of the Companies Act 1963 and regulation 14 of the
Companies Act, 1990 (Uncertificated Securities) Regulations 1996, entitlement to attend and vote at the EGM and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the date of the EGM (or in the case of an adjournment as at close of business on the day which is two days before the date of the adjourned meeting). Changes to entries on the
Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting.

6. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID number 3RA50) not later than 10:00 a.m Irish time on 15 June 2013.  For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer's agent is able to retrieve the message. The Company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in
Regulation 35(5)(a) of the Companies Act, 1990 (Uncertificated Securities)
Regulations 1996.

7. Any alterations made to the Form of Proxy should be initialed.

8. The appointment of a proxy will not preclude a member from attending the meeting and voting in person.

9. In the case of joint holders, the signature of the first named shareholder will suffice.
                                                                               1

Your proxy is being solicited by Royalty Pharma for use at the Extraordinary General Meeting of Elan to be held at the O'Callaghan Davenport Hotel, 8/10 Merrion Street Lower, Dublin 2, Ireland at 10:00 a.m. (Irish time) on 17 June 2013, and at any adjournment thereof.

**Royalty Pharma recommends you vote AGAINST each of the ordinary resolutions listed on the attached Form of Proxy by marking an "X" in the "AGAINST" box opposite each of Resolutions 1 to 4.**

**Royalty Pharma's $12.50 per share all cash offer for all outstanding Elan ordinary shares (including ordinary shares represented by ADSs) will lapse (be withdrawn) if the Theravance Resolution or any of the other Resolutions is approved by Elan shareholders at the EGM (other than, subject to the approval of the Irish Takeover Panel, the ELND005 Resolution and the Share Repurchase Resolution).**

Whether or not you wish to attend the Extraordinary General Meeting, you should detach, complete, sign and date the attached Form of Proxy in accordance with the instructions set out thereon and return it to Capita Registrars (Ireland) Limited, PO Box 7117, Dublin 2, Ireland (by post using the enclosed reply-paid envelope) or to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland (by hand) **so as to be received by no later than 1:00 p.m. (Irish time) on 14 June 2013** to allow Capita on behalf of Royalty Pharma to present the form of proxy to the Registrar of Elan by Elan's proxy closing time. The return of the Form of Proxy will not prevent you from attending the Extraordinary General Meeting and voting in person should you wish to do so.

**Whether or not you wish to attend the Extraordinary General Meeting, you should detach, complete, sign and date this Form of Proxy in accordance with the instructions set out below and return it to Capita Registrars (Ireland) Limited, PO Box 7117, Dublin 2, Ireland (by post using the enclosed reply-paid envelope) or to Capita Registrars (Ireland) Limited, 2 Grand Canal Square, Dublin 2, Ireland (by hand) so as to be received by no later than 1:00 p.m. (Irish time) on 14 June 2013 to allow Capita on behalf of Royalty Pharma to present the form of proxy to the Registrar of Elan by Elan's proxy closing time. The return of the Form of Proxy will not prevent you from attending the Extraordinary General Meeting and voting in person should you wish to do so.**

**Form of Proxy** **GREEN Proxy Card**

Please use a black pen. Mark with an X inside the box as shown in this example. ☒

I/We, the above named holder of Elan ordinary shares, hereby appoint Pablo Legorreta, Royalty Pharma, 110 East 59th Street, 33rd Floor, New York, NY 10022, +1-212-883-2275, or failing him George Lloyd, Royalty Pharma, 110 East 59th Street, 33rd Floor, New York, NY 10022, +1-212-883-2275, or failing him Daniel Burch, MacKenzie Partners, 105 Madison Avenue, New York, NY, 10016, +1-800-322-2885, or failing him Pat O'Donoghue, Capita Registrars, 2 Grand Canal Square, Dublin 2, Ireland +353-1-553-0090, or failing him Tim Scanlon, Matheson, 70 Sir John Rogerson's Quay, Dublin 2, Ireland, +353-1-232-2000, OR the following person

| | |
|---|---|
| | |

**Please leave this box blank if you have appointed one of the persons named above. Do not insert your own name(s).**

as my/our proxy to attend, speak, ask questions, propose resolutions and vote in respect of my/our full voting entitlement* on my/our behalf on any matter at the Extraordinary General Meeting ("EGM") of Elan to be held at the **O'Callaghan Davenport Hotel, 8/10 Merrion Street Lower, Dublin 2, Ireland** at 10:00 a.m. Irish time on 17 June 2013, and at any adjournment thereof.

***For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front).**

☐ Please tick here to indicate that this proxy appointment is one of multiple appointments being made.

| ORDINARY RESOLUTIONS | Against | For | Vote Withheld |
|---|---|---|---|
| **Resolution 1.** Theravance Resolution – "THAT the entry by the Company into the Theravance Transaction, (as described and defined in the circular to Elan Shareholders dated 27 May 2013) (the "Circular"), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the Theravance Transaction into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing." | ☐ | ☐ | ☐ |
| **Resolution 2.** AOP Resolution – "THAT the entry by the Company into the AOP Transaction, (as described and defined in the Circular), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the AOP Transaction into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing." | ☐ | ☐ | ☐ |
| **Resolution 3.** ELND005 Resolution – "THAT the entry by the Company into the ELND005 Transaction, (as described and defined in the Circular), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the ELND005 Transaction into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing." | ☐ | ☐ | ☐ |
| **Resolution 4.** Share Repurchase Resolution – "THAT the entry by the Company into the Share Repurchase Program, (as described and defined in the Circular), be and is hereby approved and the Directors, or a duly authorised committee of the Directors, be and are hereby authorised to carry the Share Repurchase Program into effect (with such non-material amendments as they shall deem necessary or appropriate) and in connection therewith the Directors of the Company be and are hereby authorised to do or procure to be done any such acts and things on behalf of the Company and its subsidiaries as they consider necessary or expedient for the purpose of giving effect to the foregoing." | ☐ | ☐ | ☐ |

I/We direct that my/our vote(s) be cast on the specified resolutions at the EGM as indicated by an X in the appropriate box above. Where no instruction appears above as to how the proxy should vote on a specified resolution, the undersigned shall be deemed to have instructed the proxy to vote "AGAINST" the unmarked resolution. Unless otherwise directed, the proxy may vote as he or she sees fit or abstain in relation to any other business of the EGM (including at any adjournment thereof). I/We authorise Royalty Pharma or its agent Capita Registrars (Ireland) Limited to present this form on my behalf to the Company or the Registrar of Elan, as its proxy receipt agent.

**Signature** **Date**

DD/MM/YY

*In the case of a body corporate, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).*